Exhibit 99.2

UNITED STATES DISTRICT COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

PARKERVISION, INC.,
a Florida corporation,	)

Plaintiff,	)

v.	)	Case No. ______________________

QUALCOMM INCORPORATED,	)
a Delaware corporation,		INJUNCTIVE RELIEF REQUESTED
	)	JURY TRIAL REQUESTED
Defendant.
)

COMPLAINT FOR PATENT INFRINGEMENT

Plaintiff, ParkerVision, Inc. (“ParkerVision”), sues defendant, QUALCOMM Incorporated (“QUALCOMM”), and alleges:
1.         ParkerVision seeks damages and injunctive relief against QUALCOMM for QUALCOMM’S infringement of ParkerVision’s patents (the “Patents-in-Suit”).
2.         The Patents-in-Suit are important to ParkerVision because they permit ParkerVision to differentiate its technology from that of its competitors.
3.         ParkerVision is a Florida corporation with its principal place of business at 7915 Baymeadows Way, Jacksonville, Florida 32256.
4.         QUALCOMM is a Delaware corporation with its principal place of business at 5775 Morehouse Drive, San Diego, California 92121.  QUALCOMM

conducts business throughout the United States, including the Middle District of Florida.
5.         QUALCOMM infringes ParkerVision’s patents throughout the United States, including the Middle District of Florida.
6.         This is an action arising under the patent laws of the United States.  This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. §§ 1331 and 1338(a).
7.         This Court has in personam jurisdiction over QUALCOMM because QUALCOMM is subject to both general and specific jurisdiction in this state and the Middle District of Florida.  Moreover, QUALCOMM regularly conducts, engages in or carries on a regular and established business or business venture in this state, and engages in substantial and not isolated activity within this state.  QUALCOMM uses devices or systems, or performs methods, that infringe one or more claims of ParkerVision’s patents in Florida, causing injury in Florida.
8.         Venue properly lies within this judicial district and division, pursuant to 28 U.S.C. §§1391(c) and 1400(b).
9.         ParkerVision is the sole and exclusive owner of all rights, title and interest to the following valid and enforceable Patents-in-Suit:

U.S. PATENT NO.	DATE ISSUED	TITLE
6,061,551	May 9, 2000	Method and System for Down-Converting Electromagnetic Signals
6,266,518	July 24, 2001	Method and System for Down-Converting Electromagnetic Signals by Sampling and Integrating Over Apertures

U.S. PATENT NO.	DATE ISSUED	TITLE
6,370,371	April 9, 2002	Applications of Universal Frequency Translation
7,496,342	February 24, 2009	Down-Converting Electromagnetic Signals, Including Controlled Discharge of Capacitors
7,515,896	April 7, 2009	Method and System for Down-Converting an Electromagnetic Signal, and Transforms for Same, and Aperture Relationships
7,724,845	May 25, 2010	Method and System for Down-Converting and Electromagnetic Signal, and Transforms for Same.
7,822,401	October 26, 2010	Apparatus and Method for Down-Converting Electromagnetic Signals by Controlled Charging and Discharging of a Capacitor

10.         ParkerVision owned the Patents-in Suit throughout the period of QUALCOMM’s infringement and still owns the Patents-in Suit.   ParkerVision has not granted QUALCOMM a license to practice the Patents-in-Suit in the accused applications.
11.         QUALCOMM has utilized and continues to utilize devices, systems or methods that infringe directly, by inducement and/or contributorily, one or more claims of the Patents-in-Suit.  QUALCOMM is importing, making, using and/or selling integrated circuits that contain direct conversion receiver technology which infringes on the Patents-in-Suit.  QUALCOMM’S infringing circuits include the RTR6285 and the QSC6270 integrated circuits found in cellular telephones and mobile devices that are currently being sold in the United States, including the State of Florida.
12.         QUALCOMM’s acts of infringement have caused damage to ParkerVision, and ParkerVision is entitled to recover compensatory damages sustained as a result of QUALCOMM’s wrongful acts.  Unless enjoined by this Court, QUALCOMM will continue to infringe the Patents-in-Suit, continuing to damage ParkerVision and causing irreparable harm.
13.         QUALCOMM lacks justifiable belief that there is no infringement, or that the infringed claims are invalid, and has acted with objective recklessness in its infringing activity.  QUALCOMM’s infringement is therefore willful, and ParkerVision is entitled to an award of exemplary damages, attorneys’ fees, and costs in bringing this action.
WHEREFORE, Plaintiff ParkerVision requests that this Court enter such preliminary and final orders and judgments as are necessary to provide ParkerVision with the following requested relief:
A.         a preliminary and then permanent injunction enjoining QUALCOMM from continuing to infringe each of the Patents-in-Suit;
B.         a judgment that QUALCOMM infringes one or more claims of the Patents-in-Suit;
C.         an award of damages against QUALCOMM under 35 U.S.C. § 284 in an amount adequate to compensate ParkerVision for QUALCOMM’s infringement, but in no event less than a reasonable royalty for the use made by QUALCOMM of the inventions set forth in the Patents-in-Suit, together with pre-judgment interest;
D.         an award against QUALCOMM for exemplary damages, attorneys' fees, and costs under 35 U.S.C. § 285; and
E.         such other and further relief as this Court deems just and proper.

Jury Trial Request

ParkerVision requests a trial by jury as to all matters so triable.

SMITH HULSEY & BUSEY

By: /s/ Stephen D. Busey
Stephen D. Busey
James A. Bolling

Florida Bar Number 117790
Florida Bar Number 901253
225 Water Street, Ste. 1800
Jacksonville, FL 32202
(904) 359-7700
(904) 353-7708 (facsimile)
busey@smithhulsey.com
bolling@smithhulsey.com

and

ALLEN, DYER, DOPPELT
MILBRATH & GILCHRIST, P.A.
Ava K. Doppelt, Esq.
FL Bar No. 393738
adoppelt@addmg.com
Brian R. Gilchrist, Esq.
FL Bar No. 774065
bgilchrist@addmg.com
255 South Orange Avenue, Suite 1401
Orlando, FL 32801
(407) 841-2330
(407) 841-2343 (facsimile)

Attorneys for ParkerVision, Inc.

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